Exhibit 99.3
Diodes Inc — 2Q 2009
QUESTION AND ANSWER

Operator
(Operator Instructions) Gary Mobley, Noble Financial Group.

Gary Mobley — Noble Financial Group — Analyst
I’m going to ask a similar question than I asked on last conference call. I asked last time whether or not you guys can achieve gross margins in the 30% range on a peak utilization at $130 million a quarter in revenue. It appears as though you are trending above that line now. So I’m wondering now what your expectation is — if you do get up to the $130 million per quarter level, what kind of gross margin we might see.

Keh-Shew Lu — Diodes Incorporated — President, CEO
I think we gave the guidance on the third quarter, on and there, I think our midpoint of guidance is 30%. So you already can see from there, we should be able to hit 30% at the midpoint of what we give to you. But like I said, we — our capacity is still not fully utilized yet, at that level, at the third-quarter level.
And I need to be careful to separate from the main capacity to the equipment capacity. Because every time when we talk about capacity, we more [difference] to equipment capacity. But I think during the speech, I mentioned from main capacity point of view — main power capacity point of view, we actually full. And the reason is we lose — during the Chinese New Year, we lose almost 30% of people. And we are hiring the people back, but it takes time to train them, to make them to the production line and to make them more productive.
And when those continually improved, then profit. Then productivity is getting better, then GPM can improve. So that will be continued improvement with GPM when our operators get more productive and when our loading continues to increase and when our equipment utilization gets advanced. But that is only the back-end side, the packaging side.
From the wafer side of the loading, it is a little bit behind packaging. So we still have room for improvement, the loading improvement to give us more profit. So I think we should be able to get to the 35% our target when our business continues to grow.
I don’t know when; I cannot give a prediction. But I am confident that if the loading continually improves, if the profitability continues to improve, if the wafer fab loading continues to improve, we should be able to get there.

Gary Mobley — Noble Financial Group — Analyst
I do have a follow-on. What do you think you could have done in revenue if you weren’t personnel-constrained in the second quarter, and will a shortage of personnel act as a throttle for your third quarter?

Keh-Shew Lu — Diodes Incorporated — President, CEO
I really cannot give you that number, but I can tell you we actually turned down some of the business because we do not have enough main capacity to support all the demand. So we actually turned down some demand from business.

Gary Mobley — Noble Financial Group — Analyst
Thank you, guys.

Keh-Shew Lu — Diodes Incorporated — President, CEO
We believe the third-quarter will continue to grow. The business still looking very promising, and we believe we will continue gaining the market share, and that is why we give the guidance on 10% to 15% in our growth. Even we grow 30% in the second quarter, we still strongly believe we will to be able to continue that growth path in third quarter.

Operator
Joe Wittine, Longbow Research.

Joe Wittine — Longbow Research — Analyst
First question is, Mark, you were walking through the European trends. It sounds like it is still mixed there, which is not surprising. Industrial a little bit weaker, automotive may be stabilizing a little bit.
So the question is (technical difficulty) your guidance (technical difficulty) up 10% to 10% sequentially, what does that assume for Europe? Is it a flat quarter? Is it another slight step-back maybe (multiple speakers)?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
You know, we think we had a pretty bad second quarter, and basically, we decreased our distributor inventory by 20%. So we are projecting some slight — we don’t project the market to be up anything more than flat. But we expect some recovery in our numbers in the European market in Q3.

Joe Wittine — Longbow Research — Analyst
Okay. That’s helpful. And then Mark, again, off of a comment that you made. You had mentioned there are some efficiencies from the Zetex acquisition yet to come. Just hoping you can give a little more color on those. Are they cost savings that are going to help operating expenses, or are they more synergies that are going to expand the top line, I guess, across more geographies?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
You know, I think a little bit of both. I think we are putting more and more products of theirs into our factories, although we are quite full. So we are still — we still have some benefits long-term to move products in. Of course, as we are full, we are not going to move out of subcontracters in order to put it in our facilities if we can’t support it. So we have some opportunity there.
I think from a customer — the ability to expand the customer base and the product mix and combining the product lines and selling them as one, I think is offering us a lot of advantage going forward also, for top-line growth.

Joe Wittine — Longbow Research — Analyst
So the way to think about that expansion is those will be more expanded into North America from a geographic perspective?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
No, I think in every region. It is the same customers or new customers for Diodes or new customers for Zetex in all regions.

Joe Wittine — Longbow Research — Analyst
Thanks for that. Last question, and then I’ll step out here. Rick, the guidance includes operating expense guidance. You guys got into flat on a percentage basis. Just curious, looking out longer-term, are there temporary cost savings that you guys enacted that will naturally start to kind of flow back as we look out a few quarters, or is the kind of a flat percentage of sales the most accurate way to model things right now? Thank you.

Richard White — Diodes Incorporated — Chief Financial Officer
I think what you will find is that we’ve rescinded those temporary things like forced vacations and salary reductions, so of course those are going to flow back in. And as we increase the utilization, we will have additional people that needed to be added. So we see the percent of sales going forward, operating expenses as a present of sales going forward as being a pretty reasonable amount.

Joe Wittine — Longbow Research — Analyst
Thanks and congrats on a great quarter.

Operator
Steve Smigie, Raymond James.

Steve Smigie — Raymond James — Analyst
I just wanted to follow up on that last question a little bit more. So say we look out to Q4, will there be another sort of — let’s just say revenue were flat in Q4. Would you see a bigger step-up still dollar-wise in the OpEx just as more of that stuff comes off, or pretty much everything got taken off starting Q3, so it would be sort of all in there already?

Keh-Shew Lu — Diodes Incorporated — President, CEO
Steve, the key thing is we really give a guidance Q3, but I don’t think we have a clear picture on Q4 yet. And we do not — we hiring the people is — when we say we hiring people, we more different to manufacturers, wafer fab and assembly.
Now for the expense, we start to expense some additional money to R&D, and that is what we said percentage flat instead of dollar flat. Okay? But we are very careful. We are not going to go crazy until — hiring until we see a clear picture. Our business model is — as a percent to the revenue will keep flat. And therefore, if the revenue does not significant grow, we won’t significantly increase the operation, of course.

Steve Smigie — Raymond James — Analyst
Okay, that’s fair. I guess just in terms of the balance sheet, you guys are generating some cash flow. I would expect that to continue to improve. Do you use that to continue to pay down some debt as you have, or what is the use of cash there, and what do you see the balance sheet over the next — well, a year really, as you come to the period a year out where you pay that stuff down? Just if you can give us an update on that.

Keh-Shew Lu — Diodes Incorporated — President, CEO
Well, you know last month, I think last month we bought convertible bonds back using stock. And we are very careful on the cash. Yes, we generate cash, but we know in this environment, cash is king, so we are very careful.

So I probably would not using the cash we generate to buy those. We might — I don’t know, we don’t know what will be happening. If the opportunity is right, we may buy back some convertible bonds if using either cash or stock. But it really just depends on what kind of our opportunities present to us.
But we do not really set a goal to buy the convertible bond back using cash or using stock. We don’t set that goal. Just if opportunity presents to us that’s good, then we will take opportunity.

Steve Smigie — Raymond James — Analyst
Okay. The last question is just on the revenue side. You saw a huge pickup here in Asia, and revenue overall in guidance is pretty big. Do you think in Q3 you are shipping back to demand and then you actually need to see meaningful demand pickup to keep things going?
I know you are capturing a lot of share, so that is additive, too. But how much have you caught up with demand, and how much do you actually see demand sort of picking up Q3 and going forward?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I think the Q3 growth is based on a pickup of demand, and I think we are relatively caught up with demand at an equal level. Clearly, our inventory levels globally at the channel are very, very low at this point. As I think I mentioned, there were 1.1 to 1.5 months in Asia, which is actually quite lean. And so we decreased our inventory another 20% in Europe, and inventory was already low and decreased another 5% in the channel in the US.
So we are very careful where the product is going right now, and if it is going into the channel, it is going to customers that are going to take it immediately. So pretty much it is all pass-through at this point.

Steve Smigie — Raymond James — Analyst
Great. Thank you.

Keh-Shew Lu — Diodes Incorporated — President, CEO
You remember, we’ve mentioned even in second quarter, due to the main capacity limitations, we actually drain the inventory, too. So we continue to drain the inventory. We are not at the stage to really — don’t have that much of inventory we can — can be used. So now we 100% rely on our output from our manufacturers. And fortunately, our manufacturers, the people we hiring during the April timeframe, are able to put it back to production now.
It took about two months to training, to hiring the people. After we hired, it took about 2, 3 months to training them to put on the production lines. And so we now can rely on ourselves instead of shipping some inventory.

Steve Smigie — Raymond James — Analyst
Okay, thank you.

Operator
Tristan Gerra, Robert Baird.

Tristan Gerra — Robert Baird — Analyst
Good morning. I know you don’t have too much visibility yet beyond Q3, but what is your visibility beyond your normal three-month backlog timeline, and do you think there is a chance for lead times to further expand now that shipping is back in line with end demand, or do you think you could see some lead time expansion in Q3?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I think the industry is going to see some lead time expansion in Q3. The question is how long that lead time expansion will move into Q4. I think that we are seeing more and more people having issues on their deliveries, even as recent as last night. So I think that there will be some industry extended lead times in Q3, which should be positive on ASPs and the general trend.

Tristan Gerra — Robert Baird — Analyst
Okay, and could you say what your utilization rates were front end, and what your expectation would be for Q3?

Keh-Shew Lu — Diodes Incorporated — President, CEO
On the front end, we have two wafer fab. One is in Kansas City, one is in — one is in Zetex in the UK. And we are in the second quarter — in the second quarter, actually Zetex is quite low. So it is about 40% loaded, and in the Fabtech, it is almost about a little bit more than 50% from equipment capacity point of view. Now, main capacity is higher, but from the equipment capacity point of view, it is a bit better than 50%. And that is in second quarter.
And we look into the third quarter, then that loading is the bulk average probably somewhere up to about 65% to 70%.

Tristan Gerra — Robert Baird — Analyst
Great. That’s very helpful. Thank you.

Operator
Harsh Kumar, Morgan Keegan.

Harsh Kumar — Morgan Keegan — Analyst
First of all, congratulations. These are very good numbers, very good job of managing your business. I have a couple of questions. As you look into your business, there is obviously a tremendous build that is going on. Do your customers, when you talk to them, have any visibility into the actual end consumption, or are they going by a forecast? Any kind of color you could give us on that would be very helpful.

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I would say that they are watching the end demand very closely. And I don’t think anybody after what they went through in the fourth quarter and the first quarter is being overly aggressive with inventory. So I would say they are watching their ramp-ups quite tightly also.

Harsh Kumar — Morgan Keegan — Analyst
So it is pretty tight all the way, very well controlled, it sounds like.

Keh-Shew Lu — Diodes Incorporated — President, CEO
Even including the building materials for us , we even need to driving our people to our vendors to get the part we want. So I think the tightening condition is not just one location. It is really across the whole line.

Harsh Kumar — Morgan Keegan — Analyst
Good. And then Mark, maybe you can answer that. It sounds like there is a little bit of inventory replenishment left in Europe. But for most part, would you say that has played out; this is basically real demand? Is that a pretty fair statement?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
Yes, I don’t think that there is — in our numbers so far, there has been zero inventory replenishment. There has actually been continued inventory decrease at the channel perspective. I think there is clearly opportunities later in the fourth quarter and the first quarter where we would want to restructure our inventory back to normal rates, or — I don’t think they will ever go back to the previous normal rates, because I think everybody is going to be more sensitive to cash in the next round.
But clearly, we don’t want to operate at one month in Asia on inventory, when basically Asia is a pull environment. So we need to have more inventory in the channel in Asia. I think there may be even a little bit more decline in Europe over the next two quarters on inventory. And I believe that North America is right where it needs to be.

Harsh Kumar — Morgan Keegan — Analyst
Got it. And then maybe another question for you, Mark. Consumer took off pretty strongly, very strongly. Is that what is driving September growth more so than Computing, or is it sort of, would you say, equally split?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I don’t know. I think they are running the same. I think we probably had a little bit of extra netbook in Q2 and we probably had a little bit more cell phone in Q3 — I mean in Q2. And the LCD TVs’ growth really helped the Consumer section so they are balancing. But all of that is looking relatively strong as part of our guidance going into Q3.

Harsh Kumar — Morgan Keegan — Analyst
Thanks, guys. Great quarter. Great guidance. I’ll get back in the queue.

Operator
Vijay Rakesh, ThinkEquity.

Vijay Rakesh — ThinkEquity — Analyst
Good quarter. Just trying to understand on the industrial side, how are things looking? Are you seeing any signs of life there in your geographies?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I think the power supply market is looking okay, and the fan market is looking okay in Asia. I think the — I think it is pretty clear that the Industrial side in Europe is struggling. And then in North America — I don’t know, I think it is just kind of moving along flat. There is no real decline, but there is really no sign of any great increase in those areas.

Vijay Rakesh — ThinkEquity — Analyst
Got it. And you just looking at the demand side here, look at the point of sales trends here in July/August now. How has that held up in the US, Europe and China?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I think in Asia, POP and POS are going to match. I think Europe, I think that they will probably pretty close to match, but the POP trend will be up, because they need the parts. And in US, I think we will see a slight uptick in both.

Vijay Rakesh — ThinkEquity — Analyst
Lastly, when you look at the gross margin side, I know you mentioned the fab loading sites should have. But as Zetex picks up, shouldn’t there be a product mix component also to the margin, the gross margin line? And shouldn’t that help you kind of move above where your historical trend has been?

Keh-Shew Lu — Diodes Incorporated — President, CEO
I think our business model is we want to go to 35% GPM, and so —. But don’t forget our really business model is profitable growth. We pay more attention to gross margin, gross dollar growth instead of gross margin percentage; we more pay attention to gross profit.
So if we can grow very fast, then we might sacrifice a little bit of either ASP or as a percent — gross margin percent. And so I really don’t want to put it and say our objective is to get to 35%.
So right now, if we go 30 something percent, we are looking at 10% to 15% growth, we are going to continue driving the growth. In our opinion, when we grow, we improve the loading in SKE and improve the loading in our wafer fab. Then the profit automatic generated and coming out, then the gross margin will be automatic in there.
So I really don’t sense that much effort just look at the percent. I really spend a lot of effort driving for the revenue. And when the Zetex and the new products come up, product mix will automatically help. When the Zetex products get to the market, and we know Zetex products, they can give us a better gross margin. At the same time, when the new products coming up they generate more margin. And when those product mix give us the advantage, the margin will come up.
But I’m really driving more on the growth and get more and more revenue and that adds gross margin dollars —.

Vijay Rakesh — ThinkEquity — Analyst
Sure. Okay, great. Good job, guys. Thanks.

Operator
John Vinh, Collins Stewart.

John Vinh — Collins Stewart — Analyst
Congratulations on the quarter, guys. First of all, just a housekeeping question. Your OpEx side, was there any stock comp in the quarter?

Keh-Shew Lu — Diodes Incorporated — President, CEO
In the past, we always put our stock option costs and take it away from GAAP. But Rick keeps telling me I am not allowed to do that. They don’t want to do that. So that does not take up. So actually, stock option cost is included in that number. It is not really picking up from non-GAAP basis.
I don’t like it, but Rick is the boss here. He gets to tell me we cannot take it off.

Richard White — Diodes Incorporated — Chief Financial Officer
So, John, to answer your question, there was — in the second quarter of 2009, there was approximately $2.2 million of share grant expense, including RSUs and stock option expense. And the details of all of that will be in our Q, which I think we are getting ready to publish tomorrow or early Monday.

Keh-Shew Lu — Diodes Incorporated — President, CEO
So if you want to back that out, you can use that number.

Richard White — Diodes Incorporated — Chief Financial Officer
We have not done that in our adjusted net GAAP — or adjusted income. If you look at the charts at the back of our earnings release, you can see exactly what we’ve backed out of operating expense, other income and the tax impact of those. And this share grant expense is not there.

John Vinh — Collins Stewart — Analyst
Okay. Honestly, I want don’t want to get too bogged down in this, but just can you just give us a quick reason why you are not reconciling that in your non-GAAP numbers, because most of your peers seem to kind of back that out?

Keh-Shew Lu — Diodes Incorporated — President, CEO
He says the SEC won’t allows us to do that.

Richard White — Diodes Incorporated — Chief Financial Officer
We received an SEC comment letter, and we were requested not to do that, specifically because it is a recurring expense. And so because it is recurring and has recurred several quarters and years, they do not believe that it is an adjustment necessary. So we agreed that we would not do that.

John Vinh — Collins Stewart — Analyst
Okay. Fair enough.

Keh-Shew Lu — Diodes Incorporated — President, CEO
So what you do is you can add those back up.

Richard White — Diodes Incorporated — Chief Financial Officer
You could go to the Q and find the data and make any adjustments you feel are necessary.

Keh-Shew Lu — Diodes Incorporated — President, CEO
That’s right.

John Vinh — Collins Stewart — Analyst
Fair enough. Just a follow-up question for Mark on channel inventory. To your point, channel inventories have come down substantially the last couple quarters. It seems like they are pretty lean, especially in Asia. Why would you not expect just to build a little bit of inventory into Q3 here as we head into kind of seasonal kind of period here? I would expect they would want to have a little bit more relative to the first half levels.

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I think they are going to try to. It is our goal not to allow them to. We want to make sure that we service as many customers as we possibly can with the product that we have available. And we don’t believe that there is enough products available for us to allow them to build inventory.
So yes, some of them will win. But our goal will be that we try to maximize — we maximize the product for our customers and then position inventory at times where demand isn’t quite as high.

John Vinh — Collins Stewart — Analyst
Okay. Does that suggest that if you are successful doing that, that Q4 could be slightly up from Q3 levels if they don’t build any into inventory?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
Assuming that the quarter tracks on POS like we are projecting it to track, then that could be an outcome from that.

John Vinh — Collins Stewart — Analyst
Okay. And then just to clarify, you talked about being labor constrained in Q2. Were you labor constrained in July?

Keh-Shew Lu — Diodes Incorporated — President, CEO
Yes.

John Vinh — Collins Stewart — Analyst
Okay.

Keh-Shew Lu — Diodes Incorporated — President, CEO
Still today, still — fully main capacity, fully limited — it is limited. That is why even — we said we talking about third-quarter 19%. We still have the demand more than what we can supply.

John Vinh — Collins Stewart — Analyst
Okay, so you think that capacity constraint will go away by the end of the quarter?

Keh-Shew Lu — Diodes Incorporated — President, CEO
Well, it depends on the market. The problem is nobody has a clear picture on what is going on — going on in the second quarter. Nobody can tell what is going on in the third quarter or even fourth quarter. So we — by guess, we hired in people, by estimating what will be in the fourth quarter.
And the time when you get to there, it is too late if you are wrong, because it takes about two months to three months to be able to put in production line. So I started hiring the people in April, and so those people started put it back to the line in June. But unfortunately is that in the April time frame, when I look forecast on third quarter, I really don’t expect a 30 something percent growth in second quarter and another 10% to 15% growth in fourth quarter. Nobody really forecast that kind of growth — 10% to 15% in third quarter.
And therefore, if you are asking me why do I don’t hire enough people in April, so third quarter I should not be people limited. Well, I wish I have a crystal ball, but I am not — not aggressive to hiring the people in April time frame.

John Vinh — Collins Stewart — Analyst
Okay. Got it.

John Vinh — Collins Stewart — Analyst
Last question for me on LCD TVs. That seemed to like it would be a big growth driver in Q2. How much of that was China domestic driven versus rest of the world, roughly?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
To be honest, I don’t have the —.

Keh-Shew Lu — Diodes Incorporated — President, CEO
We cannot really tell. We go to our customer, say Samsung, AUO, Siemens and those. And we really cannot distinguish where their panel go.

John Vinh — Collins Stewart — Analyst
Got it. Thank you very much.

Operator
Brian Piccioni, BMO Capital Markets.

Brian Piccioni — BMO Capital Markets — Analyst
Thanks for taking my question. As you can imagine, most of the questions have probably been asked and answered by now, but I will give it a shot. You were talking earlier about capacity utilization, and it sounds like your sort of overall capacity utilization is going to be around 90% in the third quarter. We had some questions about that earlier.
What sort of capital expenses and this sort of thing are going to be required as you approach 100%, because obviously you can’t buy one-tenth of a fab or something like that?

Keh-Shew Lu — Diodes Incorporated — President, CEO
When we are talking about capacity, we are more talking about packaging capacity. When we say 90%, we’re talking about packaging capacity. With the packaging capacity, you do able to add 2 million to 3 million each time on a different package. So we are able to do that, and I think we keep our forecast of $8 million to $12 million capital for third quarter.

Brian Piccioni — BMO Capital Markets — Analyst
So it doesn’t look like there is any real need for major capital expenses at this for the foreseeable future anyway, right?

Keh-Shew Lu — Diodes Incorporated — President, CEO
No, in the wafer fab. Wafer fab, we are okay.

Brian Piccioni — BMO Capital Markets — Analyst
Okay, super. And I think you’ve answered this about three or four different ways. But just to be sure, you had mentioned earlier that you had turned down some business in the quarter. You had also mentioned that the inventory at your customers is very, very low. Am I correct in saying that you are trying to manage very carefully to ensure that your customers are not over-ordering to offset concerns of shortages in the future?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
Yes, I think that we have a pretty clear understanding that our customers are not double-ordering.

Keh-Shew Lu — Diodes Incorporated — President, CEO
Because sometimes they pay extra money for drop ship from our factory. So you know if they are building up an inventory, they won’t do that. And we do have a customer say, I need it right away, overnight, and we say well, we you need to pay the drop ship, they will. So you can see we know the customer is not really double-ordering.

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
And in the channel, we track the POS run rate versus the order run rate of the distributor by part number pretty closely. So we can see whether the distributor is just trying to blast up. So we watch it relatively closely. Some orders we would hope that they would double order so that we didn’t have to (inaudible). But it is not working out that way.

Brian Piccioni — BMO Capital Markets — Analyst
That’s great news because, of course, during inflection points in the industry, that has happened in the past. Thank you very much.

Keh-Shew Lu — Diodes Incorporated — President, CEO
Yes, that’s right. We have a lot of experience on that. We are in the semiconductor for a long time.

Brian Piccioni — BMO Capital Markets — Analyst
Thank you.

Operator
Steven Chin, UBS.

Steven Chin — UBS — Analyst
Thanks for taking my question. I wanted to revisit some of the comments about share gains earlier, especially in the handset market. Is that coming from new products, or is that enabled by new products that are proprietary to Diodes, or is that more commodity-oriented products where you’re better able to ship products compared to your peers currently?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I think we’ve had some gains in proprietary product, and we’ve had continued expansion in our standard product. I wouldn’t necessarily say all of them are commodity products. We don’t really have a significant amount of commodity product in the cell phone since we don’t target that part, but there is some that are differentiated or limited or vendor-based and so on, but we do have some proprietary in the cell phone area also.

Keh-Shew Lu — Diodes Incorporated — President, CEO
You know in the past we’re talking about — about a year ago when we started to introduce hall sensor, we’re talking about hall sensor going to be the stuff for us to step into the cell phone business. So we are successfully, but using the hall sensor to get into the cell phone business, and now with that relationship we are able to extend the design wins on much more product of ours. And therefore, we have good growth in that area.

Steven Chin — UBS — Analyst
Related to that from a pricing perspective, is the stable ASP environment that you are seeing, is that for underlying sort of commodity-oriented products, or is that more of a blended ASP that you are referring to that includes potentially more proprietary products that are going into production currently?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
We’ve seen actually, even in the second quarter and going into the third quarter, we’ve seen continued declines on some of the most commoditized devices in our area. And we’ve tended to back away from those devices and let that be taken. Now we are starting to see some of that pricing be attached to lack of delivery. So we are going to see some — we are going to see where some changes could occur in that in the next month or so.
So there is still — let’s be clear we still live in a very competitive pricing environment, and most people aren’t as full and most people are never as full as we try to keep ourselves. So, yes, there is still always pressure on price in our product line. But I think we will see pretty stable through Q3 and hopefully deep into Q4.

Steven Chin — UBS — Analyst
Great This last one, either for or Dr. Lu or for you, Mark. Just from an overall government stimulus spending or program impact, Dr. Lu I think last quarter you mentioned China stimulus programs for rebates for consumer products is having a big impact. But looking at more on the industrial side, is there much impact so far from infrastructure spending in China? And similarly for the US, whenever you think that comes into play how should we look at the impact in Q3, and more broadly the rest of this year?

Mark King — Diodes Incorporated — Senior Vice President of Sales and Marketing
I don’t think from an infrastructure standpoint we could see a lot of impact or find a way to measure that impact. A lot of our product is high volume, lower-mix boards, medium volume, medium-mix boards, and infrastructure would be higher ticket item devices.
So I think — we did see some benefits in China from some of the consumer electronic devices and so forth. I think most of those have run out, but the demand has remained. The demand for TVs and phones in China is quite good right now. But I don’t think we can say anything from an infrastructure standpoint.

Steven Chin — UBS — Analyst
Okay.

Keh-Shew Lu — Diodes Incorporated — President, CEO
But you can see a lot of our growth really is not just coming from the market environment growth. Our growth, a lot of them coming from new design wins, new customers, new applications we get into it. So we’re definitely gaining the market share through all the design wins. If you remember, last several times Mark always say how many design wins, design win activity looks very good. But I always ask him, where is the revenue. And now the revenue started to turn in, and I think this is where we see our growth, majority of our growth coming from.
So yes, China stimulus package helps, but the market is hot, but if you look at our growth relative to our competitors, we actually grow much more than our competitors.
If you remember 1Q, we only down 10% while everybody down much more, and this time on top of that we are up 33%. And now we are talking about 10% to 15% growth. Definitely we grow much faster then. And that is our business model. We want to grow 2X faster than our competitors, and that is our business model. And we’re definitely going to go that direction.

Steven Chin — UBS — Analyst
Okay, great. That’s very helpful. Good job in the quarter, guys.

Operator
(Operator Instructions) Ladies and gentlemen, that concludes the Q&A portion of the presentation. I would now like to turn the call back over to Dr. Lu.

Keh-Shew Lu — Diodes Incorporated — President, CEO
Well, thank you for all your participation today. Thank you very much. I’ll talk to you probably three months later. Operator, you may now disconnect.

Operator
Thank you, sir. Thank you, ladies and gentlemen, for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a good day.